EXHIBIT 10.1

Services Agreement

among

CarrierEQ, Inc. d/b/a Airfox

Airfox Serviços e Intermediações Ltda.

the Employee Stockholders (as such term is defined herein)

and

Via Varejo S.A.

i

	8.3	Impact on Discovery	13
9.	CLIENT´S OBLIGATIONS		13
	9.1	Senior Officer	13
	9.2	IT Team	13
	9.3	Client SLA	13
10.	AIRFOX’S OBLIGATIONS		13
	10.1	High Standards	13
	10.2	Timely Deliver	13
	10.3	Reports	13
	10.4	Client’s Inquiries	14
	10.5	Support Services	14
	10.6	Use of Third-Party Intellectual Property	14
	10.7	Victor Santos	14
	10.8	Training Upon Exercise of Call Option	14
	10.9	Excuses From Performance	14
11.	REPRESENTATIONS AND WARRANTIES		15
	11.1	By Airfox	15
	11.2	By Client	16
	11.3	Performance Representations, Warranties and Covenants	16
12.	ADDITIONAL COVENANTS		18
	12.1	Maintenance of Existence	18
	12.2	Maintenance of Permits and Licenses	18
	12.3	No Competition	18
	12.4	Employee Stockholder and Management Non-Compete	18
	12.5	No Liability	18
	12.6	Irreparable Harm	18
	12.7	No Solicitation	19
	12.8	Exclusivity in Brazil	19
	12.9	Support Obligations	19
	12.10	Obligation to Provide Written Notice to Exercise Remedies	19
13.	INDEMNIFICATION, INSURANCE, AND LIMITATION OF LIABILITY		20
	13.1	Indemnification	20
	13.2	Indemnification Procedures	20
	13.3	Direct Claims	20
	13.4	Insurance	20
	13.5	LIMITATION OF LIABILITY	20
14.	INTELLECTUAL PROPERTY		21
	14.1	Right of Ownership	21
	14.2	No Registration	21
	14.3	No Acquisition	21
	14.4	Underlying IP	21
	14.5	Grant of License to Underlying IP	21
15.	CONFIDENTIALITY AND NON-DISCLOSURE		22
	15.1	Confidential Information	22
	15.2	Non-Confidential Information	22
	15.3	Disclosure to Government Authority	22

	15.4	Maintenance of Confidential Information	23
	15.5	Limited Access	23
	15.6	Return of Material	23
	15.7	Remedies	23
16.	INDEPENDENT CONTRACTOR		24
	16.1	Independent Contractor	24
	16.2	No Agent	24
17.	DATA SECURITY AND PCI COMPLIANCE		24
	17.1	Safeguards	24
	17.2	Compromised Information	24
18.	ANTI-CORRUPTION AND COMPLIANCE		25
	18.1	Anti-Corruption Laws	25
19.	TERM AND TERMINATION		26
	19.1	Term	26
	19.2	Client Termination Rights	26
	19.3	Termination for Material Breach	26
	19.4	Termination by Airfox	27
	19.5	Termination for Insolvency	27
20.	EFFECTS OF TERMINATION		27
	20.1	Termination Under Section 19.2(i)	27
	20.2	Termination Under Section 19.2(ii)	27
	20.3	Termination Under Sections 19.2(iii), (iv) or (v)	28
	20.4	Termination by Client Under Section 19.3	28
	20.5	Material Technical Breach by Airfox	29
	20.6	Termination by Airfox Under Section 19.3	29
	20.7	Termination by Airfox Under Section 19.4	29
	20.8	Termination Under Section 19.5	30
	20.9	Effect of Termination	30
21.	GENERAL PROVISIONS		31
	21.1	Waiver	31
	21.2	Survival	31
	21.3	Governing Law	31
	21.4	Exclusive Jurisdiction; WAIVER OF JURY TRIAL	31
	21.5	Force Majeure	32
	21.6	Notices	32
	21.7	Assignment of Agreement	33
	21.8	Provisions Separable	33
	21.9	No Third-Party Beneficiaries	33
	21.10	Entire Agreement; Amendments	33
	21.11	Counterparts	34

Schedule 1.1(a) – Employee Stockholders

Schedule 1.1(b) – CDCI Data

Schedule 2.1 – VV API Description

Schedule 3.1 – Development Services

Schedule 4.1  – License and Maintenance Services

Schedule 4.2 – Airfox Mobile Wallet

Schedule 6.1 – VV Operational Launch Services

Schedule 7.3 – Service Charges

Schedule 9.2 – Client IT Team

Schedule 18.1(ii) – Client Code of Conduct

EXHIBIT A − Convertible Note Purchase and Call Option Agreement

EXHIBIT B − Form of Convertible Note

EXHIBIT C − Airfox Service Level Agreement

EXHIBIT D − Client Service Level Agreement

SERVICES AGREEMENT

This Services Agreement (“Agreement”) is entered into as of September 11, 2018 (the “Effective Date”) by and among,

Via Varejo S.A., a corporation duly incorporated and validly existing under the laws of the Federative Republic of Brazil (“Brazil”), headquartered in the City of São Caetano do Sul, State of São Paulo, at Rua João Pessoa No. 83, Centro, Zip Code 09.520-010, enrolled the Corporate Taxpayer Registry of the Ministry of Finance (“CNPJ/MF”) under No. 33.041.260/0652-90 (hereinafter referred to as “Client”);

CarrierEQ, Inc. d/b/a Airfox, a corporation duly incorporated and validly existing under the laws of Delaware, located at 207 South Street, Suite 172, Boston, MA 02111 (hereinafter referred to as “Airfox”);

Airfox Serviços e Intermediações Ltda., a corporation duly incorporated and validly existing under the laws of Brazil, located at WeWork // Airfox, Av. Paulista, 1374, Bela Vista, São Paulo - SP, Brazil 01310-100, enrolled with CNPJ/MF 30.723.871/0001-02 (hereinafter referred to as “Airfox Brazil”); and

The employee stockholders listed in Schedule 1.1(a) (the “Employee Stockholders”), solely for the purposes of sections that specifically reference obligations of the Employee Stockholders, and additionally for Victor Santos any provision personally obligating him as an individual

Each of Client, Airfox and Airfox Brazil, where applicable, the Employee Stockholders, hereinafter referred to, individually, as “Party” and, collectively, as “Parties”.

W I T N E S S E T H:

WHEREAS, Client wishes to engage Airfox to design and develop a mobile software module and application programming interface (“API”), each as further described below, that will provide Client Customers with access to certain mobile payment functionality, and that integrate with Airfox’s already existing mobile wallet application;

WHEREAS, following development and launch of such module and API, Client wishes to engage Airfox to provide certain related services, including hosting, maintenance and operation of such module;

WHEREAS, Airfox desires to be engaged and to provide such services to Client pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, concurrently with this Agreement, Client and Airfox are entering into a Convertible Note Purchase and Call Option Agreement (as may be amended or supplemented, and together with all Schedules and other attachments thereto, the “Convertible Note Purchase and Call Option Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which Client has the irrevocable option to acquire shares of Airfox’s capital stock owned by certain stockholders and convert notes issued thereunder into shares of Airfox’s capital stock representing in the aggregate, up to eighty percent (80%) of Airfox´s capital stock (“Call Option”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the parties hereto agree as follows:

1.

DEFINITIONS; INTERPRETATION

1.1

Defined Terms. Capitalized terms shall have the meanings indicated in this Section 1.1 and if not defined herein, than as defined in the Convertible Note Purchase and Call Option Agreement:

“Active User” means any User who has made a deposit or purchase using the Airfox Mobile Wallet within the immediately preceding thirty (30) days.

“Affiliate” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Airfox Customer” means a Person who downloads or has downloaded the Airfox Mobile Wallet including, for the avoidance of doubt, any Client Customer that does so.

“Airfox Liquidity Event” means a sale or issuance of Airfox stock or substantially all of its assets, by (a) Airfox or (b) any Employee Stockholder or any similar transaction with the same effective result.

“Airfox Loans” means any loans originated and issued by Airfox. For the avoidance of doubt, Airfox Loans shall not include any loans related to Client’s CDCI.

“Airfox Mobile Wallet” means the Airfox mobile application described in Schedule 4.2, and all related technology and Intellectual Property existing as of the Effective Date or developed in the future.

“Airfox Service Level Agreement” or “Airfox SLA” means the service level agreement attached to this Agreement as Exhibit C.

“Airfox Unit Economics” means the Net Revenue as a percentage of TPV. This is calculated as the gross revenues generated from a given transaction (usually a percentage of the total TPV of that transaction), less the associated cost of conducting that transaction, resulting in the Net Revenue. For the avoidance of doubt, Airfox Unit Economics shall not include overhead costs (e.g., engineer salaries).

“Bankruptcy Event” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Business Day” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Business Intelligence” means any information derived from or relating to the CDCI Data as gathered by machine learning and artificial intelligence algorithms applied by Airfox to the CDCI Data, including any and all insights, quantitative and qualitative results, statistical results derived from such machine learning and artificial intelligence. For the avoidance of doubt, Business Intelligence shall not include the CDCI Data itself

“Call Option Expiration Date” means the last date of the Call Option Period.

“Call Option Period” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“CDCI” means the Crédito Direto ao Consumidor com Interveniência.

“CDCI Business” means the in-store financing of consumer goods.

“CDCI Data” means the information or data provided by Users in connection with applying for, or paying back, a CDCI as set forth in Schedule 1.1(b). For the avoidance of doubt, CDCI Data shall not include information about Users that is not directly related to the CDCI.

“Client Service Level Agreement” or “Client SLA” means the service level agreement attached to this Agreement as Exhibit D.

“Client Customer” means any individual that makes purchases in Client stores or makes purchases on a Client-branded online store, and who makes use of a CDCI in connection with such purchase.

“Client System” means Client’s computer network, including its data storage system.

“Convertible Note” means any of the notes convertible into common shares of Airfox’s capital stock that may be issued by Airfox to Client pursuant to the terms and conditions of the Convertible Note Purchase and Call Option Agreement.

“Document Deliverables” means any Deliverables other than Software Deliverables.

“Encumbrance” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Government Official” means any agent, representative, official, director, or employee of any government or any department, agency, or instrumentality thereof (including any officer, director, or employee of a state-owned, operated or controlled entity) or of a public international organization, or any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization.

“Governmental Authority” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“ICO Liabilities” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Intellectual Property” means all rights, throughout the world, in (i) patents and patent applications; (ii) trademarks, service marks, trade dress, trade names, corporate names, slogans, any other indicia of origin, and all goodwill associated with the foregoing, whether or not registered with a Governmental Authority, and any applications for such registrations; (iii) copyrights and other works of authorship, whether or not registered with a Governmental Authority; (iv) non-public inventions, methods, processes, know- how, data collections, and other confidential information whether or not any of the foregoing is a legally protectable trade secret; (v) databases; or (vi) any other intangible proprietary rights.

“Law” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“License and Maintenance Period” means collectively, Phase 3 and Phase 4.

“License Term” means the period beginning upon the commencement of Phase 2 and ending upon the end of the Term.

“Licensed Technology” means the Airfox Mobile Wallet.

“Material Breach” shall mean (i) Material Breach by Client, (ii) Material Breach by Airfox, or (iii) a Material Technical Breach.

“Material Breach by Airfox” shall mean (i) Willful Abandonment, (ii) fraud or willful misconduct by Airfox, (iii) any breach by Airfox of its obligations or covenants under Sections 7.2, 12.3, 12.4, 12.8, 15 or 18, (iv) a judicial determination that Airfox has breached Section 11.1(vii) that results in Client being prevented from being able to use the VV API or Airfox Mobile Wallet, or (v) any breach by the Employee Stockholders of the obligations set forth in Sections 12.3, 12.4, 12.8, 15 or 18; provided that such Employee Stockholders are employed by Airfox at the time of such breach, and provided, further that, if the breaching Party is Victor Santos, the breach of the obligations set forth in sub-section (v) will constitute a Material Breach by Airfox even if Victor Santos is no longer employed by Airfox.

“Material Breach by Client” shall mean a breach of (i) any of Client’s payment obligations under the Agreement (including Section 7), (ii) any of Client’s obligations, representations or covenants under Sections 10.9(i), 10.9(ii) 10.9(vi), 11.2, 15 or 18 of this Agreement; provided that with respect to breaches of Sections 10.9(i) Client shall be entitled to a thirty (30) day cure period from receipt of written notice of breach from Airfox and, provided, further that, with respect to a breach of Section 10.9(ii) or 10.9(vi), Client shall be entitled to a ninety (90) day cure period from receipt of written notice of breach from Airfox, or (iii) infringement or violation of Airfox’s Intellectual Property rights under Section 14.

“Material Technical Breach” shall mean a failure by Airfox to (i) complete the Development Services identified in Schedule 3.1 as Phase 1 Deliverables or Phase 2 Deliverables, subject to (a) the Cure Periods set forth in Section 19.3(i), as applicable, (b) the permitted Pre-Paid Debit Card Issuance delay set forth in Section 3.1(ii) and (c) the excused performance matters set forth in Section 10.9, (ii) complete the Maintenance Services identified in Schedule 4.1 as Phase 3 Deliverables or Phase 4 Deliverables, subject to (a) the Cure Periods set forth in Section 19.3(i), as applicable, and (b) the excused performance matters set forth in Section 10.9, or (iii) correct any error in the VV API or in the Airfox Mobile Wallet that causes the VV API not to function as intended, subject in each case to (a) the Cure Periods set forth in Section 19.3(i), as applicable, and (b) the excused performance matters set forth in Section 10.9.

“Maturity Date” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Net Revenue” means revenues generated from Airfox Mobile Wallet transactions (excluding Airfox Loans) less any and all costs associated with the transaction from which such revenue is generated.

“Order” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Person” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Representatives” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Rescission Period Expiration Date” has the meaning and interpretation set forth in the Convertible Note Purchase and Call Option Agreement.

“Software Deliverables” means hardware, software or infrastructure component Deliverables.

“Support Materials” means (i) an Airfox Mobile Wallet user manual, (ii) troubleshooting and frequently asked questions, and (iii) any additional support materials that Airfox and the Client both agree are necessary in connection with this Agreement.

“Territory” means Brazil.

“TPV” means the total payment volume of a User’s purchases within the Airfox Mobile Wallet, excluding transfers, deposits and loan installment payments.

“Underlying IP” shall mean all Intellectual Property that was created, owned, or developed by Airfox prior to or independent of Airfox’s performance under this Agreement, including, but not limited to, the Airfox Mobile Wallet, source code, applications, software, databases, utilities, methodologies, technologies, processes, inventions, data, specifications, documentation, materials, and tools.  Underlying IP shall also include any source code developed in connection with the VV API, where such source code is not specifically required for the VV API, and has general applicability to other programs, modules, projects, platforms.

“User” means a Person who uses or accesses the Airfox Mobile Wallet through the VV API.

“Via Varejo Business” means the retail sale of consumer goods in Brazil in excess of R50 million reais in annual revenue.

“Willful Abandonment” means Airfox willfully and knowingly wholly abandons its obligations under this Agreement in order to pursue a project for another Airfox customer that is similar to Airfox’s obligations hereunder.

1.2

Rules of Interpretation. In this Agreement, unless the contrary intention clearly appears:

(i)

references in this Agreement to the singular includes a reference to the plural and vice versa and references to the masculine includes a reference to the feminine and neuter;

(ii)

an “amendment” includes any modification, supplement or restatement and “amended” is to be construed accordingly;

(iii)

a provision of Law is a reference to that provision as amended or re-enacted;

(iv)

a reference to a “Section” is a reference to Section of this Agreement;

(v)

a reference to a “Schedule”, “Exhibit”, “Appendices” is a reference to a Schedule, Exhibit, Appendices to this Agreement, which shall (i) be deemed an integral part hereof, (ii) be deemed to have incorporated by reference all of the provision of this Agreement as if reproduced verbatim therein, and (iii) be construed and interpreted in accordance with and consistently with this Agreement, and to the extent that any conflict may appear between the text of the Agreement, on the one hand, and the schedules and appendices on the other, the text of the Agreement shall supersede schedules and appendices;

(vi)

the terms “including”, “include” or “includes” shall be deemed to be followed by the phrase “but not limited to”; and

(vii)

the index to and the headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

2.

SCOPE OF THE AGREEMENT

2.1

Development Services. During Phase 1 and Phase 2, Airfox shall, directly or through Airfox Brazil, create and develop a mobile direct consumer payment solution for in-store credit and an API that will integrate with the Airfox Mobile Wallet, as described in Schedule 2.1, that meets the mutually agreed specifications and standards set forth in

Schedule 3.1 (such deliverables, collectively, the “VV API” and the development services provided by Airfox, collectively, the “Development Services”). For the avoidance of doubt, the VV API does not include the Airfox Mobile Wallet.

2.2

Maintenance Services. During the License and Maintenance Period, Airfox shall, directly or through Airfox Brazil, provide to Client services to implement, maintain, modify, host, distribute and manage the VV API as described in Schedule 4.1 (collectively, “Maintenance Services” and, together with the Development Services, “Airfox Services”).

2.3

VV Operational Launch Services. During the Term, Client shall provide to Airfox the marketing and related services set forth in Schedule 6.1 (collectively, the “VV Operational Launch Services”), in accordance with the terms and conditions of this Agreement.

3.

DEVELOPMENT SERVICES

3.1

Delivery of the Development Services. Airfox shall provide the Development Services in two different phases, as follows:

(i)

Specification and Customization (“Phase 1”). Phase 1 shall commence on (a) the First Planning Period, and (b) the Parties mutually agree in writing on the Phases 1 and 2 Acceptance Criteria (the “Phase 1 Start Date”). No later than two (2) months after the Phase 1 Start Date (“Phase 1 Deadline”), Airfox shall have completed the Development Services identified in Schedule 3.1 as Phase 1 Deliverables, subject to the Cure Periods set forth in Section 19.3(i), as applicable.

(ii)

Implementation of Features (“Phase 2”). Phase 2 shall commence after (a) the completion and acceptance of Phase 1 by Client, and (b) receipt by Airfox of the Phase 2 Funding. Airfox shall have a three (3)-month period beginning from the later of (a) or (b) in the previous sentence (“Phase 2 Deadline”), to complete the Development Services identified in Schedule 3.1 as Phase 2 Deliverables, subject to the Cure Periods set forth in Section 19.3(i), as applicable. Notwithstanding the foregoing, to the extent that Airfox’s failure to accomplish the Phase 2 Deliverable set forth in Item 2.1(ii)(h) of Schedule 3.1 (i.e., issuance of a physical pre-paid debit card) (the “Pre-Paid Debit Card Issuance”) within the Phase 2 Deadline is due to a delay on the part of the applicable third-party provider for such debit card or the Client, and not due to a failure by Airfox, such failure to accomplish the Pre-Paid Debit Card Issuance (1) shall not be a breach of Airfox’s obligation to provide such Deliverable during Phase 2, (2) Airfox shall not be liable for such delay, and (3) Client shall not be entitled to terminate the agreement due to such failure to accomplish the Pre-Paid Debit Card Issuance by the Phase 2 Deadline; provided that in no event shall Phase 2 be extended by more than ninety (90) days due a delay with respect to the Pre-Paid Debit Card Issuance.

4.

LICENSE AND MAINTENANCE SERVICES

4.1

License and Maintenance Services. Airfox shall provide the License and Maintenance Services in two different phases, as follows:

(i)

Pilot Test (“Phase 3”): Phase 3 shall commence after (a) upon completion of Phase 2 (including for the avoidance of doubt, the Pre-Paid Debit Card Issuance) and (b) receipt by Airfox of the Phase 3 Funding. Airfox shall have a three (3)-month period beginning from the receipt by Airfox of the Phase 3 Funding (“Phase 3 Deadline”), to complete the Maintenance Services identified in Schedule 4.1 as Phase 3 Deliverables, subject to the Cure Periods set forth in Section 19.3(i), as applicable.

(ii)

National Rollout (“Phase 4”): Phase 4 shall commence upon (a) receipt by Airfox of the Phase 4 Funding, and (b) at Client’s discretion: (1) completion and acceptance of Phase 3 or (2) five (5) Business Days after the end of the Rescission Period Expiration Date. Upon the commencement of Phase 4, the Airfox shall have a six (6)-month period (“Phase 4 Deadline”), to complete the Maintenance Services identified in Schedule 4.1 as Phase 4 Deliverables, subject to the Cure Periods set forth in Section 19.3(i), as applicable.

4.2

License to Use the Airfox Mobile Wallet. Subject to the terms set forth herein, Airfox hereby grants to Client a non-exclusive license to use the Airfox Mobile Wallet in the Territory during the License Term, solely as necessary to use and exploit the VV API (the “Airfox Mobile Wallet License”); provided that Airfox shall not license the  Airfox Mobile Wallet to any other strategic partner in the Territory for use in the Via Varejo Business without Client’s consent.

4.3

Separate License. To the extent that Client seeks a license to use the Airfox Mobile Wallet beyond the usage rights granted herein or after the termination or expiration of this Agreement, Airfox and Client shall separately negotiate, in good faith, commercially reasonable license terms and enter into a separate license agreement for such usage.

5.

ACCEPTANCE OF PHASES AND DELIVERABLES

5.1

Tests and Acceptance. Phase 1 Deliverables, Phase 2 Deliverables, Phase 3 Deliverables and Phase 4 Deliverables (each a “Deliverable”) shall be subject to acceptance by Client within, as applicable, the Phase 1 Deadline, Phase 2 Deadline, Phase 3 Deadline and Phase 4 Deadline (each a “Phase Deadline”), pursuant to this Section 5. Each Phase shall be deemed completed, including for purposes of Section 7, upon the applicable Deliverable being accepted by Client or deemed accepted pursuant to this Section 5.

5.2

Designating Acceptors. The Client will designate one or more persons (“Acceptors”), who shall be identified in writing to Airfox promptly after execution of this Agreement, to (i) accept or reject each of the Deliverables and the completion of each Phase on behalf of Client and (ii) promptly communicate Client’s comments, objections or responses concerning any Deliverable or Phase, testing, review or prototype demonstration.  Client may  change  the  Acceptor  upon  advance  written  notice  to  Airfox,  but  shall  use commercially reasonable efforts to minimize the number of such changes.

5.3

Planning Periods; Acceptance Criteria. No later than thirty (30) days after the Effective Date (the “First Planning Period”), Airfox shall develop, in accordance with Schedule 3.1, (subject to good faith consultation with Client) acceptance criteria and if applicable, acceptance tests, for each Phase 1 Deliverable and each Phase 2 Deliverable (the “Phases 1 and 2 Acceptance Criteria”). Airfox shall develop, in accordance with Schedule 4.1, (subject to good faith consultation with Client) acceptance criteria and if applicable, acceptance tests, for each Phase 3 Deliverable and each Phase 4 Deliverable concurrently with Phase 2 (the “Phases 3 and 4 Acceptance Criteria”). To the extent practicable, acceptance criteria will be objective, measurable and repeatable tests that are based upon Client’s anticipated use of the Deliverables related to a particular Phase. For the avoidance of doubt, Client’s consent to the acceptance criteria and/or acceptance tests shall not be required.

5.4

Acceptance Procedures. The following acceptance procedures shall be conducted by the Parties, beginning on each Phase Deadline as provided in Sections 3.1 and 4.1:

(i)

Client shall commence acceptance testing for each Deliverable within five (5) Business Days of receipt of a Deliverable. With respect to the Document Deliverables, Acceptor shall review such Deliverables for conformance to the acceptance criteria agreed on by the Parties pursuant to Section 5.3. With respect to the Software Deliverables, Acceptor shall conduct the acceptance tests agreed on by the Parties pursuant to Section 5.3.

(ii)

With respect to each Deliverable, Acceptor shall present to Airfox written notice of either: (a) written acceptance of the Deliverable (“Acceptance Notice”), or (b) a written response specifying in detail how the Deliverable fails to conform to applicable acceptance criteria (“Rejection Notice”). Acceptor must provide Airfox with a Rejection Notice or Acceptance Notice with respect to each Deliverable within ten (10) days of delivery of such Deliverable (the “Acceptance Period”). If Client does not provide Airfox with a Rejection Notice or Acceptance Notice within the Acceptance Period, the Deliverable(s) will be deemed accepted.

5.5

Resubmission of Rejected Deliverables. In the event the Acceptor notifies Airfox that all or any part of a Deliverable or a Phase is unacceptable pursuant to a Rejection Notice, Airfox will remedy the identified errors, and resubmit the Deliverable to Client. The acceptance testing procedure described above may be repeated as necessary, and the respective Phase Deadline shall be extended to account for such corrective work. In the event that a Deliverable is not accepted within the respective Phase Deadline (as such Phase Deadline may be extended pursuant to Section 19.3(i)), Client may terminate the Agreement pursuant to Section 19.2(ii).

5.6

Reasonable Approval. Client may not unreasonably withhold or delay acceptance of Deliverables. The Client may not refuse to approve the Deliverables on the basis of matters that are immaterial for purposes of the Client’s use of the VV API. Notwithstanding anything herein to the contrary, any perceived delay by either Party shall be promptly reported to the other Party.

5.7

Retesting. In the event that Airfox delivers a new version of a Deliverable that had previously been tested or accepted, Client may opt (at its own expense) to retest such new version to confirm that corrections to previously identified errors are included in the new version. If Airfox delivers versions in which previously rectified errors are not corrected, the acceptance test shall be suspended until Airfox has carried out the necessary rectifications at its own expense, and any such delay due to suspension shall be added to the Acceptance Period.

5.8

Records. Records of any acceptance testing shall be signed by representatives of each Party, each of which shall keep one signed copy.

6.

VV OPERATIONAL LAUNCH SERVICES AND USER INFORMATION

6.1

Delivery of the VV Operational Launch Services. Client shall provide the VV Operational Launch Services set forth in Schedule 6.1. For the avoidance of doubt, Client shall have no obligation to provide additional funding for marketing.

6.2

Marketing and Airfox Unit Economics Commitment. Client shall use its commercially reasonable efforts to improve rates or reducing costs charged by vendors to Airfox with respect to the services set forth in Item 2 of Schedule 6.1. In connection with such commitment, Client shall cause senior Client officers to conduct in-person meetings with the applicable vendors to discuss improving rates and/or reducing costs charged by such vendors to Airfox.

6.3

Marketing and Unit Economics Strategy Plan. Airfox shall draft and present (in reasonable consultation with Client) a Marketing and Unit Economics Strategy Plan to address Client’s and Airfox’s plan to accomplish the requirements of Sections 6.1 and 6.2. For the avoidance of doubt, Client’s consent to such Marketing and Unit Economics Strategy Plan shall not be required.

6.4

Branding. Airfox may, upon Client’s written approval, such approval not to be unreasonably withheld, use the Casas Bahia trademarks in Airfox’s marketing materials.

6.5

User Information.

(i)

At all times, the CDCI Data shall belong exclusively to Client; provided that nothing in this Agreement shall restrict Airfox’s right, title and interest in and to the Business Intelligence.

(ii)

Subject to Client’s rights in the CDCI Data set forth in Section 6.5(i), to the extent that any Client Customer downloads the Airfox Mobile Wallet, all information about such customer’s activities within the Airfox Mobile Wallet and the customer’s interaction with Airfox (collectively, the “User Information”) shall be shared by the Parties.

7.

PAYMENT

7.1

Payment and Funding. In consideration for the Airfox Services rendered by Airfox and to fund the development of each Phase, Client shall make the following Payment and VV Funding according to the completion of each Phase as described in Sections 3.1 and 4.1:

“Payment” shall mean:

(i)

U.S. $256,000, non-refundable, to be paid by Client to Airfox within thirty (30) days of the date of this Agreement.

“VV Funding” shall mean:

(i)

Phase 2: U.S. $2,500,000, to be paid upon completion of Phase 1, in accordance with Section 3.1 (the “Phase 2 Funding”), in exchange for a Convertible Note in the same amount to be issued by Airfox in the form attached herein as Exhibit B;

(ii)

Phase 3: U.S. $3,500,000, to be paid upon completion of Phase 2, in accordance with Section 4.1 (the “Phase 3 Funding”), in exchange for a Convertible Note in the same amount to be issued by Airfox in the form attached herein as Exhibit B; and

(iii)

Phase 4: U.S. $4,000,000, to be paid upon completion of Phase 3, in accordance with Section 4.1 (the “Phase 4 Funding”), in exchange for a Convertible Note in the same amount to be issued by Airfox in the form attached herein as Exhibit B.

7.2

Use of Funding. For the avoidance of doubt, the Payment and VV Funding may be used by Airfox in connection with the Airfox Services and related operation expenses; provided that Airfox may not use the VV Funding to make any payments to Airfox stockholders. For the avoidance of doubt, payment in connection with normal operating business activities, such as salaries and reimbursement of business expenses shall not be deemed to violate the foregoing sentence.

7.3

Service Charges. Client shall pay to Airfox the applicable fees set forth in Schedule 7.3 (the “Service Charges”) in accordance with the payment terms set forth therein. Six (6) months after the Effective Date, the Parties shall re-evaluate and renegotiate in good faith any necessary adjustment to the Service Charges to ensure that the CDCI is not cash- consuming on an average, net transactional basis to Airfox and that minimizes costs to Client. If the Parties, upon re-negotiation, cannot come to an agreement on new payment terms, then the then-current Service Charges shall remain in effect.

7.4

Payment Currency. All payments under this Agreement must be based in U.S. Dollars ($) except those in connection with the Service Charges, which shall be based and made in Brazilian Real.

7.5

Designated Bank Account. Payments to Airfox shall be made via wire transfer or as otherwise directed by Airfox in writing to Airfox’s designated bank account; provided that payments associated with the Service Charges be made to a bank account of a bank located in Brazil.

7.6

Invoices in Brazil. The Parties agreed that, to avoid tax inefficiencies, all  Services Charges shall be invoiced by Airfox Brazil.

7.7

Expenses. All costs and expenses of Airfox related to this Agreement, including expenses, taxes, salaries and wages, contributions, bonuses, severance fees and other liabilities or costs and expenses related to education, and any other out-of-pocket expenses shall be borne by Airfox.

7.8

Taxes. Airfox shall be responsible for all taxes on all amounts paid to Airfox by Client in connection with the Service Charges, including but not limited to, all applicable income taxes, social security taxes, or withholding taxes, and Client shall have no responsibility to pay or withhold any such taxes. Client shall be responsible for all taxes on all amounts paid to Airfox by Client in connection with the Payment and VV Funding, including but not limited to IOF (imposto sobre operações financeiras) on the Convertible Notes amount. Airfox agrees to indemnify, defend and hold harmless Client and its Representatives from and against any and all Liabilities arising from any determination by any Governmental Authority that Client is required to withhold or pay any taxes for or on behalf of Airfox.

7.9

Invoices. Airfox shall submit invoices under this Agreement for the Service Charges to Client on a monthly basis. Service Charges are due and shall be paid within thirty (30) days from Client’s receipt of the applicable invoice (the “Invoice Due Date”). Invoices may be delivered in any manner provided in Section 21.6. Client shall notify Airfox of any invoice dispute within fifteen (15) days of receipt of such invoice, and shall pay the undisputed portion of such invoice on or before the Invoice Due Date.

7.10

Late Payments. Any payment due that is not received by the Invoice Due date will accrue interest at a rate of one percent (1%) per month, or the highest rate allowed by applicable Law, whichever is lower. For the avoidance of doubt, interest on late payments due is in addition to any remedies allowed by applicable Law.

8.

RIGHT TO AUDIT AND COMPLIANCE

8.1

Audits by Client. During the Term of this Agreement, Client shall have the right not more than once each three (3) month period, at its sole cost and expense, either directly or through outside, independent third-party representatives to reasonably access the books and records of Airfox in order to confirm the Service Charges and Airfox’s use of the VV Funding.

8.2

Conduct of Audits. Audits under Section 8.1 shall take place during normal business hours and shall be conducted in a manner that does not unreasonably interfere with the normal business operations of Airfox. Client shall provide at least five (5) Business Days’ notice to Airfox prior to any audit.

8.3

Impact on Discovery. The exercise by Client of an audit right provided in this Section 8 shall not limit or restrict the discovery rights of Client or the admissibility of any of the audit results in connection with a legal proceeding.

9.

CLIENT´S OBLIGATIONS

9.1

Senior Officer. Client shall assign one senior officer, who shall be identified in writing to Airfox promptly after execution of this Agreement, to be fully dedicated to the support of the customization, development and implementation of the VV API by Airfox, as well as to accomplish the mutually agreed phased milestones and plan in the respective timeline (the “Senior Officer”). The Senior Officer shall:

(i)

have  direct  access  to  Client´s  Chief  Operational  Officer  and  Chief  Financial Officer, who will assist in the project and achievement of the phased milestones;

(ii)

respond (but in no event later than ten (10) days) to any reasonable requests from Airfox for instructions or information; and

(iii)

complete any tasks or respond to any approvals reasonably required by Airfox so as not to delay the completion of any Phase.

9.2

IT Team. Client shall dedicate an IT team (the “Client IT Team”) to integrate Client´s current IT environment with the VV API and with the Airfox Mobile Wallet together with Airfox IT team, in accordance with the requirements set forth on Schedule 9.2.

9.3

Client SLA. Client shall perform all technical, integration and maintenance work set forth in the Client SLA, in accordance with the terms and conditions set forth therein.

10.

AIRFOX’S OBLIGATIONS

10.1

High Standards. Airfox shall develop and customize the VV API in accordance with this Agreement and shall use employees and/or contractors capable of creating, designing and implementing the VV API, in accordance with industry standards.

10.2

Timely Deliver. Airfox shall, subject to the terms of this Agreement and any applicable extension periods provided herein, deliver the Airfox Services and Deliverables to Client within the time schedule and delivery deadlines stated in this Agreement.

10.3

Reports. Airfox shall deliver to Client reports on a bi-weekly basis or as mutually agreed in writing by the Parties, which shall contain a description of the current status of the VV API, the personnel and their skill category working on the VV API, the progress towards assigned Client objectives and the estimated progress to be made in the next week. Airfox shall meet with Acceptor monthly at a mutually agreed location, or more often if reasonably requested by Client, to discuss and report on the progress on the Airfox Services and the status of the VV API.

10.4

Client’s Inquiries. Airfox shall promptly respond to any reasonable inquiries of Client relating to the Airfox Services, the VV API, the Airfox Mobile Wallet and any other matters related to this Agreement.

10.5

Support Services. Airfox shall provide those update, support and maintenance services as set forth in Exhibit C (Airfox SLA) and in accordance with the service levels set forth therein.

10.6

Use of Third-Party Intellectual Property. Airfox shall not use any Intellectual Property of any third party in the VV API that would require Client to pay any fees or royalties to such third party or require Client to enter into a third-party license or services agreement without Client’s written consent.

10.7

Victor Santos. Victor Santos shall be responsible for managing the day-to-day activities related to this Agreement, including resource allocation and reporting to Client.

10.8

Training Upon Exercise of Call Option. If Client exercises the Call Option, Airfox shall provide to Client reasonable training on the VV API and the Airfox Mobile Wallet in order to facilitate the transfer of technical and product knowledge regarding the VV API and the Airfox Mobile Wallet from Airfox to Client. The training shall be tailored to the needs of the various user groups, for example end users, super users, systems administrators, operational personnel, etc. Unless otherwise agreed by the Parties, the training shall take place on the premises of the Airfox and shall involve a group of a maximum of ten (10) people per training session. Client shall be fully responsible for its own travel expenses to attend such training.

10.9

Excuses From Performance. Airfox and Client acknowledge and agree that Airfox is dependent on certain actions and input from Client as set out below. In the event Client causes any delay to Airfox due to any of the actions described below, the applicable Phase Deadline or other deadline that Airfox was required to meet shall be extended by the same amount of time as the applicable delay; provided that Airfox has provided Client with written notice that its actions are causing a delay. Any notice provided under this Section 10.9 shall be made promptly after such event occurs and include reasonable evidence demonstrating that such an event has occurred and an explanation as to how such action impacts the Phase Deadline or the other deadline that Airfox was required to meet.

(i)

Client fails to make available the Senior Officer and Client IT Team to Airfox, as per Sections 9.1 and 9.2;

(ii)

Client fails to provide reasonable access to Client Systems and any data required to perform the Airfox Services (consistent with the plan and deadlines agreed by the Parties in the Planning Periods);

(iii)

Client fails to respond to Airfox inquiries as set forth in Section 9.1 and Schedule 9.2, or delays providing its acceptance of any Deliverables as set forth in Section 5.4;

(iv)

Client does not satisfy its obligations set forth in the Client SLA, and such failure has an impact on Airfox’s ability to perform under this Agreement;

(v)

Client conducts an audit that requires Airfox to divert its resources, causing a delay in Airfox’s performance; and

(vi)

There is a malfunction or error in the CDCI, or in any technology or services provided by or at the direction of Client that affects the function of the VV API or the performance of the Airfox Services.

11.

REPRESENTATIONS AND WARRANTIES

11.1

By Airfox. In addition to the representations and warranties by Airfox elsewhere stated under this Agreement, Airfox represents and warrants that:

(i)

Due Organization. Airfox is a corporation duly formed, validly existing and in good standing under the Laws of Delaware, USA.

(ii)

Enforceability. Airfox has all requisite right, corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(iii)

Authorization. The execution, delivery and performance of this Agreement by Airfox (a) has been duly authorized by all necessary corporate actions and (b) shall not conflict with, result in a material breach of, or constitute a default under any other agreement to which Airfox is a party or by which Airfox is bound.

(iv)

Good Standing. As of the Effective Date, Airfox is, to the extent applicable, duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the services it provides, for ownership or leasing of its licenses, software, assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not be reasonably expected to prevent Airfox from fulfilling its obligations hereunder.

(v)

No Litigation. Except for the ICO Liabilities, there is no outstanding litigation, arbitrated matter, Governmental Authority matter, or other dispute to which Airfox is a party which, if decided unfavorably to Airfox, would reasonably be expected to prevent Airfox from fulfilling its obligations under this Agreement.

(vi)

No Approvals. As of the Effective Date, no consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for Airfox to execute, deliver, or perform any of its obligations under this Agreement.

(vii)

Airfox Good and Valid Title. Airfox has good and valid title and right of ownership, and all Intellectual Property rights in and to the Underlying IP, including its source code, documentation, specifications and any other materials related thereto, free and clear of all Encumbrances of any type.

(viii)

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, AIRFOX SPECIFICALLY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED STATUTORY OR OTHERWISE AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

11.2

By Client. In addition to the representations and warranties by Client stated elsewhere under this Agreement, Client represents and warrants that:

(i)

Client is a corporation duly formed, validly existing and in good standing under the Laws of Brazil.

(ii)

Client has all requisite right, corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(iii)

Except for operational agreements entered into by Brazilian financial institutions related to the rendering of credit card and/or other financial products and services, the execution, delivery and performance of this Agreement by Client (a) has been duly authorized by all necessary corporate actions and (b) shall not conflict with, result in a material breach of or constitute a default under any other agreement to which Client is a party or by which Client is bound.

(iv)

There is no outstanding litigation, arbitrated matter, regulatory matter, Governmental Authority matter, or other dispute to which Client is a party which, if decided unfavorably to Client, would reasonably be expected to prevent Client from fulfilling its obligations under this Agreement.

(v)

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, CLIENT SPECIFICALLY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED STATUTORY OR OTHERWISE AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

11.3

Performance Representations, Warranties and Covenants. In addition to the representations and warranties set forth in Section 11.1, Airfox represents, warrants and covenants that:

(i)

Performance of the Airfox Services. The Airfox Services will be performed: (a) in a professional manner and in accordance with generally accepted industry practices and (b) using a sufficient number of competent personnel with appropriate skills, qualifications and experience.

(ii)

Repair and Re-performance. In the event of a breach of the representations and warranties in Section 11.3, Airfox shall correct such breach (by furnishing, repairing or replacing the applicable Development Service) in a prompt  and timely manner commensurate with the nature and effect of such breach, but in no event later than five (5) days after notification from Client, such that the corrected Development Service complies with such representations and warranties.  If the breach is not so corrected, then Client may (in its sole discretion) either: (a) extend the time for Airfox to correct such breach and satisfy the warranty in accordance with a remediation plan provided by Airfox and approved by Client; or (b) Client may terminate the Agreement pursuant to Section 19.3.

(iii)

Good and Valid Title. Subject to the terms and conditions set forth herein, and subject to any rights of Airfox in the Underlying IP, Client shall receive good and valid title to the VV API and all Deliverables delivered by Airfox to Client under this Agreement, free and clear of all Encumbrances of any type.

(iv)

Third-Party IP. To the knowledge of Airfox, the Airfox Mobile Wallet does not infringe any Intellectual Property right of any third party. Airfox further represents and warrants to Client that neither Airfox nor to the knowledge of Airfox, any other company or individual performing services pursuant to this Agreement is under any obligation to assign any rights in any Deliverables to any third party.

(v)

No Viruses. No viruses, spyware, malware, worms, trap doors, disabling code or similar items (“Malicious Code”) shall be knowingly coded or introduced into the VV API, into the Client System or into the information technology environment of Client by Airfox or, at the direction of Airfox, by a third party as a result of a breach by Airfox of its obligations under this Agreement. Airfox shall  use industry standard virus detection software to detect and eliminate any Malicious Code, which shall include applying applicable updates and patches to such software consistent with Airfox’s own processes. Airfox shall promptly notify Client upon discovery of any Malicious Code in the VV API, Client System or the information technology environment of Client. In the event Malicious Code is found to have been introduced into the Deliverables or the VV API, or information technology environment of Client by Airfox or by a third party as a result of Airfox’s breach of its obligations under this Agreement, Airfox shall notify Client and remove such Malicious Code and assist Client in reducing the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, shall use its reasonable best efforts to promptly restore such lost data and correct such loss of efficiency. Airfox shall further promptly notify Client upon discovery of any Malicious Code in the Airfox Mobile Wallet to the extent it will have an impact on Client or Client’s customers.

(vi)

Airfox shall not, under this Agreement, provide or use or include in the VV API any open source software in a manner that could require that any VV-owned software be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, or (c) redistributed at no charge.

(vii)

Airfox shall employ security procedures consistent with the generally accepted practices in the computer industry to protect Confidential Information, the User Information, the VV API and Deliverables.

(viii)

Airfox shall not intentionally damage any software or systems belonging  to Client.

12.

ADDITIONAL COVENANTS

12.1

Maintenance of Existence. Airfox shall during the Term, (a) preserve, renew and maintain in full force and effect its corporate or organizational existence, (b) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the business of Airfox, (c) comply with all of the terms and provisions of its organizational documents, and its obligations under its material contracts and agreements, and (d) comply with all Laws and Orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the business of Airfox.

12.2

Maintenance of Permits and Licenses. Airfox shall obtain, maintain, and comply with all permits or licenses required by any Governmental Authority required for the: (a) use by Client of the Airfox Mobile Wallet in connection with the VV API or the Deliverables, and (b) the provision, receipt and use of the Airfox Services and Deliverables.

12.3

No Competition. Subject to Section 20.9(v), during the Term of this Agreement and for a three (3)-year period thereafter, Airfox and the Employee Stockholders shall not, without the prior written consent of Client, directly or indirectly:

(i)

engage in any activities (including providing services) in Brazil that directly compete with Client in the Territory with respect to the Via Varejo Business or the CDCI Business; or

(ii)

use the CDCI Data in software, applications, modules, features and or any functionality equal to or substantially similar to the VV API for any purpose whatsoever. For the avoidance of doubt, nothing herein shall restrict Airfox’s use of any User Information that is not CDCI Data, or any Business Intelligence.

12.4

Employee Stockholder and Management Non-Compete. Within thirty (30) days from the Effective Date, Airfox shall cause the Employee Stockholders and the management team of Airfox to execute non-compete agreements with Client that are consistent with the terms set forth in Section 12.3 and Section 20.9(v) (each an “Employee Stockholder and Management Non-Compete Agreement”).

12.5

No Liability. Airfox shall have no liability in the event that an Airfox employee challenges the non-compete obligations set forth in Sections 12.3, 12.4 or in any Employee Stockholder and Management Non-Compete Agreement and a court determines that the non-compete obligations set forth in Sections 12.3, 12.4 or any Employee Stockholder and Management Non-Compete Agreement are non-enforceable.

12.6

Irreparable Harm. Airfox acknowledges and agrees that a breach of its obligations pursuant to Section 12.3 may result in irreparable harm to the Client for which monetary damages would not be an adequate remedy.  Accordingly, Airfox agrees that Client will be entitled to seek injunctive relief, a decree of specific performance or other equitable relief to enforce Airfox’s obligations under Section 12.3. If any provision of Section 12.3 or 12.6 is held by a court of competent jurisdiction to be invalid, inoperative or unenforceable, it shall be as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision were reformed so that it would be valid, operative and enforceable to the maximum extent possible.

12.7

No Solicitation. Except as may be otherwise agreed by the Parties, each Party agrees that beginning on the Effective Date, for a period of two (2) years, neither Party nor its Affiliates shall directly or indirectly, for itself or on behalf of another Person solicit for employment or as an independent contractor any current employee or consultant of the other Party, except pursuant to a general solicitation through the media that  is  not directed specifically to any employees of the other Party (unless such solicitation is undertaken as a means to circumvent the restrictions contained in this Section 12.7).

12.8

Exclusivity in Brazil. During the Term of this Agreement, unless Client provides its written consent which shall not be unreasonably withheld, Airfox, including  Victor Santos and the other Airfox employees, shall solely focus their efforts on the services provided under this Agreement in the Territory. Notwithstanding the foregoing, Airfox may pursue (i) the strategic partnerships in discussions as of the Effective Date with (a) Vivi Pay, (b) JP Morgan and (c) Boku, and (ii) additional strategic partnerships only with Client’s prior written approval; provided that in no case will the strategic partnerships, the pursuit thereof or the discussions relating thereto negatively impact or delay the performance of the obligations in this Agreement by Airfox or by Victor Santos. For the avoidance of doubt, Airfox shall not be required to consult with Client, and Client’s consent shall not be required for Airfox to partner with a vendor or technology provider (e.g., Uber, Twilio, NewRelic) to enable new functionality within the Airfox Mobile Wallet.

12.9

Support Obligations.

(i)

Airfox shall provide Client with Support Materials and training materials for Client personnel regarding how to use the Airfox Mobile Wallet.

(ii)

Client shall make the Support Materials for the Airfox Mobile Wallet available on the Via Varejo website and in all Client stores. Employees of Client shall respond to inquiries or support requests regarding the use of the Airfox Mobile Wallet that originate in a Client store.

(iii)

Airfox shall provide support for the Airfox Mobile Wallet outside of Client stores.

12.10

Obligation to Provide Written Notice to Exercise Remedies. In order for Airfox to avail itself of any the remedies available to it under this Agreement in connection with the Client breaching or failing to perform its obligations under this Agreement, Airfox must have at the time of each such breach and/or failure to perform, provided prompt written notice to the Client that (i) such breach and/or failure to perform by the Client has occurred and (ii) an explanation as to how such breach and/or failure to perform hinders Airfox’s ability to perform its obligations under this Agreement.

13.

INDEMNIFICATION, INSURANCE, AND LIMITATION OF LIABILITY

13.1

Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party, its Affiliates, and its stockholders, directors, officers, employees, agents and Representatives (collectively, the “Indemnified Parties”) from and against any liabilities, damages, claims, lawsuits and expenses (including reasonable attorneys’ fees) for third-party claims (“Third-Party Claims”) relating to or arising out of the Indemnifying Party’s breach of any of its representations, warranties or covenants under this Agreement.

13.2

Indemnification Procedures. Each Party’s indemnification obligations hereunder shall be subject to (i) receiving prompt written notice of the existence of any Third-Party Claim, provided that no failure to so notify the indemnifying Party shall relieve it of its obligations under this Agreement except to the extent that the Indemnifying Party can demonstrate that it was materially prejudiced by such failure; (ii) being able to, at its option, control the defense and/or settlement of such Third-Party Claim; and (iii) receiving full cooperation of the Indemnified Party in the defense thereof.

13.3

Direct Claims. Either Party may bring a direct claim for damages against the other Party for breach of the terms of this Agreement, including Section 11.1 herein.

13.4

Insurance. During the Term, Airfox shall maintain general comprehensive liability insurance in a sum no less than US $4,000,000, and shall provide evidence of such insurance coverage, including, without limitation, a certificate of insurance, upon the request of Client.

13.5

LIMITATION OF LIABILITY.

(i)

EXCEPT FOR CASES OF WILLFUL MISCONDUCT, NEGLIGENCE OR FRAUD, IN NO EVENT SHALL EITHER PARTY, ITS RESPECTIVE AFFILIATES OR ITS REPRESENTATIVES BE LIABLE TO THE OTHER PARTY, THE OTHER PARTY’S REPRESENTATIVES OR TO ANY THIRD PARTY FOR ANY CONSEQUENTIAL,  SPECIAL,  EXEMPLARY, PUNITIVE, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES, OR ECONOMIC LOSS, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RELATING TO PROPERTY DAMAGE, DAMAGES FOR LOSS OF USE OR LOSS OF PROFITS OR GOODWILL, ARISING OUT OF OR RELATED TO THIS AGREEMENT HOWEVER CAUSED, REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(ii)

EXCEPT FOR CASES OF WILLFUL MISCONDUCT, NEGLIGENCE, FRAUD OR ANY INDEMNIFICATION CLAIM UNDER SECTION 13.1, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S CUMULATIVE AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS ARISING UNDER

OR RELATING TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, NEGLIGENCE, TORT OR OTHERWISE, EXCEED THE ONE AND A HALF TIMES (1.5X) THE TOTAL AMOUNTS PAID BY CLIENT TO AIRFOX UNDER THIS AGREEMENT AS OF THE DATE OF SUCH CLAIM, LESS ANY AMOUNTS THAT WERE PREVIOUSLY PAID AS LIABILITY UNDER OTHER PRIOR CLAIMS.

14.

INTELLECTUAL PROPERTY

14.1

Right of Ownership. Subject to Section 14.4, and Client’s full payment of the Payment, all Intellectual Property rights in and to the VV API (in whole or in part) and the Deliverables shall belong to Client.

14.2

No Registration. At all times during and after the Term, Airfox shall not take any action that, directly or indirectly, affects Client’s rights, title, ownership and interest in the VV API. Except with respect to the Underlying IP, Airfox shall not register or patent or cause to be registered or patented in any jurisdiction any technical data, processes, techniques, material or information comprising the VV API.

14.3

No Acquisition. Airfox recognizes the great value of the customized elements associated to the VV API and acknowledges that subject to the terms and conditions set forth in this Agreement, the VV API and all rights therein belong exclusively to Client. Airfox shall not acquire, directly or indirectly, during the Term, any proprietary rights in the VV API. Airfox shall not at any time, directly or indirectly, by itself or through its Representatives or Affiliates, consent to or assist any other person in contesting the validity of the VV API or the right, title and interest of Client or its Affiliates to the VV API.

14.4

Underlying IP. Notwithstanding anything in this Agreement to the contrary,  Airfox retains all right, title and interest in the Underlying IP and all Intellectual Property rights therein and thereto. At all times during and after the Term, Client shall not take any action that, directly or indirectly, affects Airfox’s rights, title, ownership and interest in the Underlying IP. Airfox shall not register or patent or cause to be registered or patented in any jurisdiction any technical data, processes, techniques, material or information comprising the Underlying IP. Client recognizes the great value of the Underlying IP, and acknowledges that subject to the terms and conditions set forth in this Agreement, the Underlying IP and all rights therein belong exclusively to Airfox. Client shall not acquire, directly or indirectly, during the Term or thereafter, any proprietary rights in the Underlying IP. Airfox shall not at any time, directly or indirectly, by itself or through its Representatives or Affiliates, consent to or assist any other person in contesting the validity of the Underlying IP, or the right, title and interest of Airfox or its Affiliates to the Underlying IP.

14.5

Grant of License to Underlying IP. Subject to the terms and conditions of the Agreement, to the extent (if at all) any Underlying IP (other than the Airfox Mobile Wallet) is incorporated into the VV API, upon termination of this Agreement, Airfox shall grant to

Client a non-exclusive, transferable, royalty-free, worldwide license to  use  the Underlying IP (other than the Airfox Mobile Wallet) solely in order to use the VV API. For the avoidance of doubt, nothing herein shall grant Client any license to, or rights in, the Airfox Mobile Wallet. Upon payment of the VV Funding to Airfox, such license shall become perpetual.

15.

CONFIDENTIALITY AND NON-DISCLOSURE

15.1

Confidential Information. During the Term of this Agreement, each Party (the “Receiving Party”) may learn or have access to information of the other Party (the “Disclosing Party”) that is non-public, confidential or proprietary information of the Disclosing Party and that is related to such Party’s business and activities, including managing, operational, commercial, financial, accounting, tax, corporate, contractual, Intellectual Property, including source code, object code, business methods, business plans, procedures, know-how, trade secrets and other information of every kind that relates to the business of either Party (including information disclosed prior to the Effective Date), as well as any additional documents related thereto and relevant to (hereinafter collectively referred to as “Confidential Information”). The existence of this Agreement, its terms and conditions, and any discussions and obligations that have occurred prior to execution of this Agreement or that will occur in the future with the purpose of enabling the delivery of the VV API and the full completion of this Agreement, and any information and documents related to the performance of this Agreement that have been and/or will be made available to the Receiving Party by the Disclosing Party shall be considered Confidential Information. The Parties acknowledge that Confidential Information may be transmitted either verbally or through tangible materials. Notwithstanding the foregoing, the Parties may mutually agree to announce the existence of this Agreement in connection with press releases or other promotional materials, and any such disclosure shall not be a violation of this Section 15.

15.2

Non-Confidential Information. Notwithstanding the provisions of Section 15.1 above, the following information shall not be deemed to be Confidential Information:

(i)

information that was known to the public at the time of such disclosure or becomes known to the public (other than by an act or omission of the Receiving Party);

(ii)

information that is disclosed lawfully to the Receiving Party by a third party subsequent to such disclosure; and

(iii)

information that was substantially known by the Receiving Party at the time of such disclosure as demonstrated by its written records.

15.3

Disclosure to Government Authority. Notwithstanding the foregoing restrictions, the Parties and their personnel may disclose any Confidential Information to the extent such disclosure is required by Order of any court or other Governmental Authority, or by applicable Law. In the event the Receiving Party receives a notice or summon demanding it to disclose any Confidential Information, it shall notify the Disclosing Party so that it may seek a provisional remedy or other protective Order or to obtain reasonable protection for such Confidential Information in connection with such disclosure. If the provisional remedy, protective Order or other protective measures are not granted, the Receiving Party shall disclose solely the Confidential Information it is compelled to provide under a Law, rule or Order from a competent authority and shall cooperate with the Disclosing Party to minimize the extent of such disclosure. Notwithstanding anything herein to the contrary, it shall not be a violation of this Section 15 to disclose the terms of this Agreement to the extent required to be disclosed under applicable United States securities Laws.

15.4

Maintenance of Confidential Information. Subject to the terms and conditions herein, the Receiving Party shall: (i) maintain in strict confidence and treat as confidential all Confidential Information, (ii) not disclose, store or transmit such  Confidential Information with or to any third party, without the Disclosing Party’s prior written approval (except as set forth in Sections 15.3 and 15.5), (iii) solely use the Confidential Information in order to fulfill its obligations under this Agreement. Except if otherwise set forth in this Agreement, the disclosure of the Confidential Information shall not represent an assignment of any right or license to copy or use, in any manner whatsoever, the relevant information. The Receiving Party shall immediately notify the Disclosing Party if the Receiving Party becomes aware of any unauthorized disclosure or use of any Confidential Information of the Disclosing Party.

15.5

Limited Access. Without limiting the generality of the foregoing, the Receiving Party shall (except as expressly authorized by prior written consent of the Disclosing Party): (i) limit access to Confidential Information to its employees who need-to-know such information in connection with the Receiving Party’s obligations under this Agreement; (ii) advise those employees who have access to the Confidential Information of the proprietary nature of such information and of the obligations contained in this Agreement; (iii) ensure that such employees are subject to confidentiality obligations substantially the same as those set forth in this Agreement; (iv) safeguard all of the Confidential Information by using a reasonable degree of care, but not less than that degree of care used by the Disclosing Party in safeguarding its own information or material; and (v) use all of the Confidential Information solely for the purpose of fulfilling its obligations under this Agreement.

15.6

Return of Material. The Parties will, upon termination of this Agreement or at any time upon request from the Disclosing Party, immediately return or destroy all tangible materials within his/her possession, custody or control containing or reflecting any portion of the Confidential Information and shall make no further use of the same.

15.7

Remedies. Each Party acknowledges and agrees that irreparable injury to the other Party may result in the event that either Party violates its respective confidentiality obligations contained in this Section 15, and that the remedy at Law for the breach of such obligations will be inadequate. Therefore, if either Party engages in any act in violation of its respective obligations set forth in the provisions of this Section 15, the other Party shall be entitled, in addition to such other remedies and damages as may be available to it by Law or under this Agreement, to seek injunctive relief to enforce the provisions of this Section 15.

16.

INDEPENDENT CONTRACTOR

16.1

Independent Contractor. Nothing contained herein shall be construed to make the relationship between Client and Airfox to be that of principal-agent, master-servant, partners or joint ventures. Neither Party shall hold itself out in its advertising or in any other manner which would indicate any such relationship with the other Party. Neither this Agreement, the relationship created between the Parties pursuant to this Agreement, nor any course of dealing between the Parties is intended to create, nor shall it create, an employment relationship, a partnership or any similar relationship. Rather Airfox is an independent contractor and has no authority to make binding commitments for or on behalf of Client, and each Party shall be solely responsible for the acts and omissions of its own employees and agents and shall further be responsible for all wages and obligations, whether compulsory or in the nature of fringe benefits, due to its own employees or agents. No officer, employee, agent, servant or independent contractor of either Party or their respective subsidiaries or Affiliates shall at any time be deemed to be an employee, servant or agent of the other Party for any purpose whatsoever, and the Parties shall cause any such person not to represent themselves as such.

16.2

No Agent. Neither Party shall in any way be considered as being an agent or representative of the other Party in any dealings with third parties and neither Party may act for or bind the other Party in such dealings.

17.

DATA SECURITY AND PCI COMPLIANCE

17.1

Safeguards. Airfox shall implement and maintain industry standard administrative, technical (including, without limitation, encryption and virus/spyware scanning) and physical safeguards, procedures and practices to (i) ensure the security, confidentiality, integrity and authorization of all information transmitted electronically between the Parties, and between Airfox and Users, however stored, retained, maintained, saved or held by Airfox (“Electronic Information”); (ii) protect against any anticipated threats or hazards to the security, confidentiality or integrity of Electronic Information; and (iii) protect against unauthorized use, destruction, modification or disclosure of Electronic Information. Airfox shall not retain credit card information of Users (except last four- digit identifiers for transaction verification) after transmission of transactions to the credit card issuers.

17.2

Compromised Information. Airfox shall promptly notify Client as soon as Airfox learns or reasonably suspects that the security, confidentiality or integrity of any Electronic Information has been compromised or that there has been an unauthorized use, destruction, modification or disclosure of any Electronic Information, and Airfox shall promptly take all actions required to stop and remedy any such incident.

18.

ANTI-CORRUPTION AND COMPLIANCE

18.1

Anti-Corruption Laws. The Parties agree to perform their obligations contained in this Agreement in an ethical manner and in accordance with the Anti-Corruption Laws.

(i)

Each Party represents and warrants that it has knowledge of the Brazilian and FCPA Anti-Corruption Laws and that, neither Party will knowingly take, directly or indirectly, regarding this Agreement, any action that would constitute a violation of the Brazilian, FCPA Anti-Corruption Laws or otherwise cause the other Party or its officers, directors, employees and/or Affiliates to be in violation of the Anti-Corruption Laws.

(ii)

With respect to any transaction or business effected in connection with this Agreement, neither Party nor its personnel will pay, give, offer, promise to pay, or authorize the payment of, directly or indirectly, any bribe, gift, monies, financial or other advantage, or anything else of value, in violation of Anti-Corruption Laws and/or Client´s Code of Conduct set forth in Schedule 18.1(ii).

(iii)

Except as previously disclosed to the other Party, and to the extent of its knowledge, none of the Parties’ directors, officers, partners, employees, directly involved with this Agreement is, as of the date hereof, a Government Official. Each Party shall inform the other promptly in writing if and when it learns that any of its directors, officers, partners, employees, directly involved with this Agreement, becomes a Government Official.

(iv)

With respect to any transaction or business effected in connection with this Agreement, each Party will maintain for not less than five (5) years proper and accurate books, records and accounts that accurately and fairly reflect any and all payments made, expenses incurred, and assets disposed of, and will maintain an internal accounting controls system to ensure the proper authorization, recording, and reporting of all transactions related to this Agreement.

(v)

Each Party represents and warrants that it was constituted for legitimate business purposes and not for any unlawful purpose.

(vi)

Any failure to comply with the compliance provisions of this Agreement or any violation of the Anti-Corruption Laws by either Party or its personnel shall be considered a breach of this Agreement. Upon written notice to the other of such breach, the non-breaching Party may terminate this Agreement. The non- breaching Party will notify the breaching Party of its desire to have the breach remediated within a reasonable time (not to exceed sixty (60) days) by giving details of the breach and the deadline for remediation in the accompanying notice. Should the breaching Party not remediate the breach as requested within the timeframe given in the notice, then the non-breaching Party shall regain its right to terminate the Agreement immediately, and without further notice.

(vii)

Each Party shall indemnify and hold the other harmless from any direct damages resulting from claims, suits, investigations, penalties, and fines of any kind resulting from its breach of the provisions contained in this Section 18.

19.

TERM AND TERMINATION

19.1

Term. This Agreement shall become valid and in effect at the Effective Date and shall have a term of five (5) years, unless earlier terminated by either Party as set forth below (“Term”).

19.2

Client Termination Rights.  Client shall have the right to terminate the Agreement at its sole discretion upon written notice to Airfox:

(i)

at any time prior to the completion of Phase 1, for any reason or no reason;

(ii)

in the event that Airfox is not able to complete any of its Deliverables for each of the Phases described in Sections 3.1 and 4.1 in accordance with the timeline set forth in Sections 3.1 and 4.1 and subject to the Cure Periods set forth in Section 19.3(i); provided that Client may not terminate the Agreement pursuant to this Section 19.2(ii) if such delay (a) resulted from a Force Majeure Event; or (b) is due to any of the events set forth in Section 10.9, provided that Airfox has served all notices set forth in Sections 10.9 and 12.10 and the respective Cure Periods have been applied.

(iii)

after the commencement of Phase 3, for any reason or no reason, upon thirty (30) days’ written notice; provided that the Phase 3 Funding has been paid to Airfox;

(iv)

at any time, if the ICO Liabilities exceed US $15 million; or

(v)

in the event that the Call Option expires without being exercised.

19.3

Termination for Material Breach. Subject to (i) and (ii) below, either Party shall be entitled to terminate this Agreement upon written notice to the other Party, in the event of a Material Breach by the other Party and that the breaching Party has failed to remedy such breach within the applicable Cure Period.

(i)

For the purpose of this Agreement, “Cure Period” shall mean:

(a)

for Material Technical Breach: a sixty (60)-day period following a written notice having been served by the non-defaulting Party specifying the breach and requiring its rectification; provided that the defaulting Party shall promptly provide to the other Party a detailed written explanation regarding the technical issue and action plan to remedy such issue during such period; and

(b)

for breach other than a Material Technical Breach: a thirty (30)-day period following a written notice having been served by the non-defaulting Party specifying the breach and requiring its rectification; provided that such period shall be extended for an additional thirty (30) days if the breach cannot be cured in thirty (30) days but the breaching party is making ongoing, good faith, efforts to cure.

For the avoidance of doubt, the Cure Periods described above shall apply in all Phases set forth in this Agreement.

(ii)

With respect to a Material Breach by Airfox due to a breach of the non-compete obligations set forth in Sections 12.3 and 12.4:

(a)

Except for Victor Santos, a breach or alleged breach of Sections 12.3 and 12.4 by an Employee Stockholder who is not employed by Airfox at the time of such breach shall not be deemed a Material Breach by Airfox (and for the avoidance of doubt, the terms set forth in Section 20.4 shall not apply); and

(b)

with respect to an alleged violation of Sections 12.3 or 12.4 regarding competition with the CDCI Business, if Airfox has a good faith belief that its actions or the actions of any Employee Stockholder alleged to have breached are not competitive to the CDCI Business (and  Airfox documents should good faith belief to Client in writing), such action shall not be deemed a Material Breach by Airfox (and for the avoidance of doubt, the terms set forth in Section 20.4 shall not apply).

19.4

Termination by Airfox. Airfox shall have the right to terminate this Agreement in its sole discretion, upon written notice to Client, commencing two (2) years after the Call Option Expiration Date, in the event that Client does not exercise its Call Option.

19.5

Termination for Insolvency. Either Party may terminate this Agreement if either Party experiences or undergoes a Bankruptcy Event.

20.

EFFECTS OF TERMINATION

20.1

Termination Under Section 19.2(i). In the event that this Agreement is terminated by Client pursuant to Section 19.2(i), the following terms shall apply:

(i)

Airfox shall retain all right, title and ownership interest in and to the VV API, and Client shall have no rights therein; and

(ii)

For the avoidance of doubt, Airfox shall retain the Payment and Client shall not be entitled to any refund of the Payment (in whole or in part).

20.2

Termination Under Section 19.2(ii). In the event that this Agreement is terminated by Client pursuant to Section 19.2(ii), the following terms shall apply:

(i)

all of the outstanding Convertible Notes shall survive, and Client shall, at any time until the Maturity Date, be entitled to convert, in whole or in part, any amounts of the outstanding Convertible Notes into common shares of Airfox, based on the Agreed Valuation;

(ii)

Client shall have no rights in the Underlying IP other than as set forth in Section 14.5;

(iii)

all right, title and interest in and to the VV API to the extent completed as of the date of termination shall remain with Client; provided that, for the avoidance of doubt, subject to Section 6.5(ii), Client shall retain its rights in any part of the User Information that has been incorporated in the VV API;

(iv)

nothing in this Section 20.2 shall restrict Airfox’s right, title and interest in and to the User Information, other than with respect to the CDCI Data;

(v)

Airfox shall not have any right, title or ownership interest in or to the CDCI Data, and shall delete any CDCI Data from its records and databases; provided that, for the avoidance of doubt, Airfox shall not be required to delete, and shall retain all right, title and interest in and to any Business Intelligence (sub-sections (iii)-(v) the “User Information Termination Terms”).

20.3

Termination Under Sections 19.2(iii), (iv) or (v). In the event that this Agreement is terminated as a result of one of the events described in Section 19.2(iii), (iv) or (v), the following terms shall apply:

(i)

The outstanding amount of the Convertible Notes shall be reduced by 50% (such amount, the “Adjusted Outstanding Convertible Notes”);

(ii)

the Adjusted Outstanding Convertible Notes shall survive, and Client shall, at any time until the Maturity Date, be entitled to convert any of the Adjusted Outstanding Convertible Notes into common shares of Airfox, based on the Agreed Valuation; and

(iii)

the User Information Termination Terms shall apply.

20.4

Termination by Client Under Section 19.3. In the event that this Agreement is terminated by Client pursuant to Section 19.3 (for a Material Breach by Airfox (and not for a Material Technical Breach)):

(i)

The outstanding Convertible Notes shall become immediately due and payable;

(ii)

Airfox shall pay to Client liquidated damages in the amount of US $10 million (the “Liquidated Damages Amount”) within five (5) Business Days of termination;

(iii)

If there is any Airfox Liquidity Event within five (5) years of the date of termination, Airfox shall, within ten (10) Business Days from the closing of such Airfox Liquidity Event, pay to Client an amount equivalent to: eighty percent

(80%) of the proceeds from such Airfox Liquidity Event(s), minus the Liquidated Damages Amount (the “Airfox Liquidity Event Payment”);

(iv)

The User Information Termination Terms shall apply; and

(v)

Airfox shall grant to Client a market-priced, royalty-bearing, non-exclusive, non- sublicensable, non-transferable, revocable license to use and operate the Airfox Mobile Wallet for a term of thirty (30) years.

20.5

Material Technical Breach by Airfox. In the event that this Agreement is terminated by Client pursuant to Section 19.3 (due to a Material Technical Breach by Airfox):

(i)

The outstanding Convertible Notes shall become immediately due and payable;

(ii)

Airfox shall pay to Client liquidated damages in the amount of US$ 500,000 (the “Reduced Liquidated Damages Amount”) within five (5) Business Days of termination;

(iii)

The User Information Termination Terms shall apply; and

(iv)

If there is any Airfox Liquidity Event within two (2) years of the date of termination, Airfox shall, within ten (10) Business Days from the closing of such Airfox Liquidity Event, pay to Client an amount equivalent to: eighty percent (80%) of the proceeds from such Airfox Liquidity Event(s), minus the Reduced Liquidated Damages Amount.

20.6

Termination by Airfox Under Section 19.3. In the event that this Agreement is terminated by Airfox pursuant to Section 19.3 for a Material Breach by Client, the following terms shall apply:

(i)

The Convertible Notes shall be canceled;

(ii)

The Call Option shall be terminated;

(iii)

The User Information Termination Terms shall apply;

(iv)

The Airfox Mobile Wallet License shall be immediately terminated; and

(v)

For the avoidance of doubt, Airfox shall retain the Payment and any VV Funding it has received as of the date of such termination, and Client shall not be entitled to convert any Convertible Notes into common stock of Airfox, and shall not be entitled to exercise the Call Option.

20.7

Termination by Airfox Under Section 19.4. In the event that this Agreement is terminated by Airfox pursuant to Section 19.4, the following terms shall apply:

(i)

The Convertible Notes shall remain outstanding and Airfox may repay the obligations under the Convertible Notes at any time until the Maturity Date without any penalty; and

(ii)

The User Information Termination Terms shall apply.

20.8

Termination Under Section 19.5.  In the event that this Agreement is terminated pursuant to Section 19.5,

(i)

due to an Airfox Bankruptcy Event, the following terms shall apply:

(a)

The outstanding Convertible Notes shall become immediately due and payable; and

(b)

The User Information Termination Terms shall apply.

(ii)

due to a Client Bankruptcy Event, the following terms shall apply:

(a)

the Convertible Notes shall remain outstanding, and Airfox may repay the obligations under the Convertible Notes without penalty at any point until the Maturity Date; and

(b)

The User Information Termination Terms shall apply.

20.9

Effect of Termination.  In the event of any termination of this Agreement, the following terms shall apply:

(i)

For the avoidance of doubt, Airfox shall retain the Payment, and Client shall not be entitled to any refund of the Payment (in whole or in part).

(ii)

Except in the event of a termination by Client pursuant to Section 19.2(i), Airfox shall promptly return any Client materials, including Client’s Confidential Information, and Airfox shall certify in writing to Client, under penalty of law, that Airfox and its Affiliates have transferred all such materials and Confidential Information and that they have destroyed and deleted all copies, reproductions and extracts thereof that remained in their possession or control, in writing, electronic or magnetic format or whatever other form, wherever located, including without limitation from archives, records, registers, databases, computers, word- processors and servers, unless otherwise required by applicable Law.

(iii)

Except in the event of a termination by Client pursuant to Section 19.2(i), during the 360-day period following the termination date of the Agreement, Airfox (a) shall not take action to remove Client’s data or disable the VV API, unless requested to do so by Client in writing, (b) will allow Client to retrieve any of Client-provided databases, information and any Client documents related to the VV API, pursuant to the terms of the Agreement, and (c) will make commercially reasonable efforts to provide technical assistance to support Client’s transition to another solution, and shall provide the training set forth in Section 10.8. Airfox may invoice Client for performing the services set forth in Section 20.9(iii)(c) at Airfox’s then-current rates, and shall reimburse Airfox for any reasonable expenses incurred in connection therewith.

(iv)

Notwithstanding termination of the Agreement, the confidentiality obligations set forth in Section 15 shall survive termination of this Agreement.

(v)

Notwithstanding termination of the Agreement, except in the event of a termination event pursuant to Sections 19.2(i), 19.2(iii), 19.2(iv), 19.2(v), 19.4, a termination by Airfox for Material Breach by Client pursuant to Section 19.3, or a termination due to an Airfox Bankruptcy Event pursuant to Section 19.5, the obligations set forth in Sections 12.3 and 12.4 shall no longer apply. For the avoidance of doubt, in all other cases, obligations set forth in Section 12.3 and Section 12.4 shall apply for the period set forth therein.

(vi)

The restrictions set forth in Section Exhibit F to the Convertible Note Purchase and Call Option Agreement shall no longer apply.

(vii)

Airfox shall provide notice to Users that its relationship with Client has been terminated and provide reasonable information regarding Client’s new digital CDCI provider, if applicable.

21.

GENERAL PROVISIONS

21.1

Waiver. The failure of either Party to insist upon the performance of any of the provisions of this Agreement shall not be considered a waiver or relinquishment of future compliance therewith; nor shall a waiver by either Party of any breach at one time of any provision operate as a waiver of any other provision or as a continuing waiver of such provision.

21.2

Survival. The termination of this Agreement shall not relieve either Party of any of its liabilities or obligations under this Agreement which shall have accrued on or prior to the date of such termination and/or which either expressly or by their nature shall survive such termination.

21.3

Governing Law. The interpretation, performance, operation, rights and remedies relating to, and the legal effect of this Agreement, including its termination or cancellation, shall be construed pursuant to and governed by the laws of the State of Delaware, United States of America, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

21.4

Exclusive Jurisdiction; WAIVER OF JURY TRIAL. Any federal court located in the State of New York or, where such court does not have jurisdiction, any New York state court, in either case located in the Borough of Manhattan, New York City, New York (“New York Court”), shall have exclusive jurisdiction over any and all disputes between or among the Parties hereto, whether in contract, tort, equity, Law or otherwise, arising out of or relating to this Agreement, or the transactions contemplated hereby or thereby.

Each of the Parties hereby consents to and agrees to submit to the exclusive jurisdiction and venue of such New York Court. Each of the Parties irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such New York Court, and each of the Parties hereby waives and agrees not to assert in any such dispute, to the fullest extent they may effectively do so, any objection, including any objection (a) to the laying of venue, or (b) that such Party and such Party’s properties or assets are immune from any legal process issued by such courts, or (c) based on any right of objection to jurisdiction on account of their place of incorporation or domicile, or (d) based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in any New York Court. Each of the Parties irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 21.6, or in any other manner permitted by applicable Law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES  OR  THE TRANSACTIONS CONTEMPLATED  HEREBY  OR THEREBY. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

21.5

Force Majeure. Neither Party shall be held responsible for damages caused by any delay or default due to any contingency beyond its reasonable control preventing performance hereunder, including, war, government regulations, embargoes, export, shipping or remittance restrictions, strikes, lockouts, accidents, fires, delays or defaults caused by carriers, floods or governmental seizure, control or rationing (each a “Force Majeure Event”); provided, however, that, if any Party fails to perform as required under this Agreement for a period of forty-five (45) days for any of the reasons set forth in this Section, the other Party may elect to terminate this Agreement.

21.6

Notices. Any notices to be given hereunder by either Party to the other must be in writing and may be effected by personal delivery, by email with return receipt acknowledgment, or by registered or certified postage prepaid mail with return receipt requested. Email and postal addresses for each party are set forth below. Each Party may change such address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt. Mailed notices will be deemed communicated as of two (2) days after postmark. Emailed notices will be deemed communicated on the next Business Day after the day of dispatch.

If to CLIENT:

Via Varejo S.A.

Rua João Pessoa No. 83 - Centro São Caetano do Sul – SP

Brazil

Zip Code 09.520-010

Attention:

Elton Flavio Silva de Oliveira

Email: eltonflavio.oliveira@viavarejo.com.br

With a copy to:

Akerman LLP

98 Southeast Seventh Street, Suite 1100

Miami, Florida 33131

Attention: Felipe Berer

Email: Felipe.Berer@akerman.com

If to AIRFOX:

Airfox

207 South Street, Suite 172

Boston, MA 02111

Attention: Victor Santos

Email: Victor@airfox.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Stuart Levi

Email: Stuart.Levi@skadden.com

21.7

Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties, and their successors and assigns. For the avoidance of doubt, in the event Client is acquired, the acquirer shall be obligated to perform Client’s obligations and enjoy Client’s rights hereunder. Airfox shall not assign, delegate, or convey any of its rights or obligations hereunder without the prior written consent of Client. For the avoidance of doubt, Client shall be permitted to assign its rights and delegate its obligations hereunder to any of its Affiliates.

21.8

Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.9

No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

21.10

Entire Agreement; Amendments. This Agreement (including the schedules, annexes and exhibits referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof, including, for the avoidance of doubt, the Term Sheet, dated August 15, 2018, between the Parties. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the Party or Parties against whom enforcement of any such amendment, supplement or modification is sought.

21.11

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.

VIA VAREJO S.A.

By:
Name:
Title:

CARRIER EQ, INC. d/b/a AIRFOX

By:
Name:
Title:

AIRFOX SERVIÇOS E INTERMEDIAÇÕES LTDA.

By:
Name:
Title:

EMPLOYEE STOCKHOLDERS

By:
Name:	Exsala Alcantara
Title:

By:
Name:	Luke Bayas
Title:

By:
Name:	Pablo Bello
Title:

[Signature Page to Services Agreement]

By:
Name:	Justin Hoffmann
Title:

By:
Name:	Brian Kinney
Title:

By:
Name:	Cathy Melnikow
Title:

By:
Name:	Emanuel Moecklin
Title:

By:
Name:	Tiago Passinato
Title:

By:
Name:	Gustavo Ribeiro
Title:

By:
Name:	Victor Santos
Title:

By:
Name:	Katherine Sedat
Title:

[Signature Page to Services Agreement]

By:
Name:	Andrew Wang
Title:

[Signature Page to Services Agreement]

Schedule 1.1(a) (Employee Stockholders)

1.

Exsala Alcantara

2.

Luke Bayas

3.

Pablo Bello

4.

Justin Hoffmann

5.

Brian Kinney

6.

Cathy Melnikow

7.

Emanuel Moecklin

8.

Tiago Passinato

9.

Gustavo Ribeiro

10.

Victor Santos

11.

Katherine Sedat

12.

Andrew Wang

Schedule 1.1(b) (CDCI Data)

CDCI Data shall include the following information regarding use of the CDCI by Users:

•

Date of purchase made via CDCI;

•

Size of purchase made via CDCI; and

•

Amount of installment payments.

For the avoidance of doubt, the following information shall be considered User Information and not be considered CDCI Data:

•

General Device Information (with respect to the User’s device and other apps on the User’s device).

o

GPS

o

All smart-phone behavioral data

o

Apps on the phone

o

Data usage by app

o

Connectivity - the amount of time the user is on each type of connection by connection type

•

Telecom communication information

o

SMS data

o

Call data

o

Contacts

•

Personal information

o

CPF

o

Address

o

Postal Code

o

Full Legal name

o

Salary

o

Profession

o

Industry

o

Gender

o

Personal Picture (FB or Selfie)

•

Transactional history on the wallet

o

Balance per user

o

Changes in balance over time

o

Date and frequency of transactions

o

Deposits

o

Cell-phone recharges activity

o

Bill payments

o

Use of the charge feature

o

Pre-paid debit card activity

•

In-app behavioral analytics

o

App install, open, update

o

Confirm phone

o

Registration

•

Social data

o

Email and the fact they have a social media account (e.g., Facebook, Google)

•

Information collected through IDWall (an ID verification service)

o

CPF

o

Name

o

Date of Birth

o

Gender

o

Politically Exposed Person

o

Income

o

Known email addresses

o

Known home addresses

o

Company relationships

o

Related people (parents, siblings, etc.)

o

Mobile phones and whether they are active

o

International restrictions

o

Selfie and ID card check

•

Airfox tier data (leaf, bronze, silver, etc.)

o

This is the “tier system” we have for our users. Based on usage of the app, # of transactions, low delinquency, and other characteristics we bucket users into tiers, bestowing benefits on higher tier users

Schedule 2.1 (VV API Description)

VV API Integration Technology

Summary

The Airfox engineering team has a standard practice of creating a separate module that encapsulates functionality for every third party integration service. A module is a stateless wrapper that acts a proxy between the Airfox and, in this case, Client environments. Airfox’s backend environment is Node, so familiarity with ES6+ Javascript is the only requirement to getting started. All modules will come with extensive documentation, unit + functional tests, linting and mocks to ensure we are 100% compliant with APIs as is the Airfox standard.

For the purposes of this Schedule 2.1, “VV Client” means a User.

Client’s technology, whether existing or to be created by Airfox solely for Client in connection with this Service Agreement shall include:

1.

Client’s APIs and supporting technology that facilitate withdraw and deposit using Client’s physical stores;

2.

Client’s API integration with the CDCI Data;

3.

Airfox’s API integration with Client’s CDCI, as well as any supporting infrastructure specifically tailored to work with this integration;

4.

Airfox’s API integration with Client’s point-of-sale technology;

5.

Airfox’s API integration with Client’s invoice system, for the digitalization and payment of such invoices.

6.

Airfox Client full-stack module for #1-#5 including design, UI, UX, trademarks, back- end, databases, APIs and front-end.

Therefore, for the following outlined Client environments, we would encapsulate each as its own stateless module (proposed modules highlighted in bold):

1.

Client’s APIs and supporting technology that facilitate withdraw and deposit using Client’s physical stores;

a.

airfox-mod-vv-wd

2.

Airfox’s API integration with CDCI Data;

a.

airfox-mod-vv-customer

3.

Airfox’s API integration with Client’s CDCI, as well as any supporting infrastructure specifically tailored to work with this integration;

a.

airfox-mod-vv-cdci

4.

Airfox’s API integration with Client’s point-of-sale technology

a.

airfox-mod-vv-pos

5.

Airfox’s API integration with Client’s invoice system, for the digitalization and payment of such invoices.

a.

airfox-mod-vv-invoice

Minimal state that passes through will be stored on the Airfox system unless the Parties mutually agree in writing. What state that is captured will be stored on a separate database outside Airfox multi tenant setup for easy backups/dumps/restores for VV.

Here are a few simplified sequence diagrams to illustrate how the systems would work for some very simple use cases:

VV Client viewing invoice

Execution Steps

1.

A VV Client running Airfox requests an invoice

2.

The Airfox system receives VV Client request and calls airfox_mod_vv_invoice wrapper

3.

airfox_mod_vv_invoice wrapper calls Client system and waits for response

4.

Airfox_mod_vv_invoice receives response and returns back up the stack

Similar execution steps for (1) paying an invoice and (2) purchasing an item through the Client system.

VV Client paying invoice

VV Client purchase item

In all cases, the described Airfox to Client modules are integral interfaces that are self-contained, in their own separate repos so we maintain loose coupling between Airfox and Client.

Schedule 3.1 (Development Services)

1.

Phase 1 Deliverables (Specification and Customization Phase):

1.1

Integration of VV API (including its detailed specification, customization and installation on the Android platform).

1.2

Integration with the CDCI to enable the authentication, digitalization, and payment of invoices related thereto (“Carnê Casas Bahia”). This integration shall provide Users with access, within the VV API, to all the functionalities that such Users currently have in Client retail locations, including:

(i)

the ability to view and accept the terms and conditions of the CDCI displayed in the Airfox Mobile Wallet screen, allowing the closing and execution of the CDCI through the VV API /Airfox Mobile Wallet;

(ii)

registration of the User’s acceptance of the CDCI agreement;

(iii)

display of the CDCI payment installments, including the ability to view payments made, payments paid and released, past due payments and pending payments;

(iv)

notification of upcoming installment due dates and/or past due payments; and

(v)

issuance of an identifiable number to enable invoice payment in point of sale at Client retail locations.

1.3

Agreement  on  a  pre-agreed  list  of  changes,  corrections  and/or  improvements  to  be implemented in the VV API and the Airfox Mobile Wallet.

2.

Phase 2 Deliverables (Features Phase):

2.1

The following features shall have been included and ready to use:

(i)

in connection with the VV API:

(a)

CDCI authentication and digitalization, and payment of invoices.

(ii)

in connection with the Airfox Mobile Wallet:

(a)

Transfer of funds and credit between Users (including the P2P platform);

(b)

QR code for credit transfer between Users;

(c)

Cellphones/smartphones recharge;

(d)

Recharge of public transportation tickets;

(e)

Cash withdrawals/deposits in Client’s stores;

(f)

Deposits through invoices and bank transfers;

(g)

Cash back for credits resulting from use of the Airfox Mobile Wallet; and

(h)

Issuance of physical pre-paid debit card.

Schedule 4.1 (License and Maintenance Services)

1.

Phase 3 Deliverables (Successful Pilot Phase):

(i)

Distribute the Airfox Mobile Wallet in a single municipal area selected by Client (the “Selected Municipality”), in accordance with the following procedure:

(a)

Distribute the Airfox Mobile Wallet in the Selected Municipality; and

(b)

Register Users with average TPV of One Hundred Reais (R$100) per Active User per month.

(ii)

The following feature shall have been included and ready to use:

(a)

in-app  notifications  to  notify  users  of  upcoming  CDCI  Installment Payment Due Dates.

(iii)

Airfox shall use commercially reasonable efforts to incentivize users to make timely CDCI installment payments.

2.

Phase 4 Deliverables (National Rollout):

(i)

Activation of CDCI Data in Airfox Mobile Wallet (client rollout) and maintenance, hosting and operation of the Airfox Mobile Wallet as set forth in the Agreement; and

(ii)

Integration of the VV API on the IOS Platform.

Schedule 4.2 (Airfox Mobile Wallet)

Licensed Technology

For purposes of this Schedule, “Airfox User” means a person who uses or accesses the Airfox Mobile Wallet.

The Licensed Technology shall include Airfox’s existing mobile applications, web applications, services, infrastructure, and third-party integrations, including:

1.

electronic currency wallet (including, but not limited to, BRL and USD) on any platform (Android, iOS, Web, Desktop, Server);

2.

cryptocurrency wallet (including, but not limited to, AirTokens) on any platform (Android, iOS, Web, Desktop, Server);

3.

non-currency wallet (including, but not limited to, company points, tokens, or some other value-holding system) on any platform (Android, iOS, Web, Desktop, Server);

4.

domestic or international mobile recharge for any mobile device;

5.

deposit into any wallet (including, but not limited to, via boleto, bank transfer, in-store, and in-person);

6.

bill payments (including, but not limited to, payments for utility bills, tax documents, and local bills);

7.

withdrawal from any wallet (including, but not limited to, via bank transfer, cash, in- store, and in-person);

8.

direct payment or purchase of credits for goods and services (including, but not limited to, car-sharing, movie-watching, bus travel, airplane travel, video games, clothing stores, or electronics stores);

9.

transfers or transfer requests between Airfox Users;

10.

charges made for services provided or goods sold (including, but not limited to, via credit card, bank account, or QR code);

11.

legal information verification or consultation;

12.

external credit score consultation (including, but not limited to, Serasa-Experian, FICO, and others);

13.

promotions, discounts, and coupons for any action, including deposits, purchases, or transfers;

14.

earning balance from incentivized behavior (including, but not limited to, advertisement technology, referrals, Airfox User actions, and Airfox User engagement);

15.

sweepstakes, contests, or randomized prize drawings to incentivize engagement;

16.

promotional materials shown in the app;

17.

marketplace for lending instruments (including, but not limited to, micro-loans, credit cards, small business loans, car loans, mortgages, installment-based purchases, and debt- consolidation loans);

18.

any risk assessment value or app representation using Airfox User or non-Airfox User data (including, but not limited to, credit risk score, default risk score, fraud risk score, in-app levels or tiers, in-app scores, and Airfox User percentile score);

19.

borrowing-related features (including, but not limited to, partial or complete loan applications, pre-approvals using Airfox User or non-Airfox User data, credit check process, partial acceptance for loans, loan term negotiation, disbursement of funds from a borrowing instrument in any form, loan repayment, loan repayment negotiation, and loan management tools for Airfox employees or contractors);

20.

lending related features (including, but not limited to, group lending to a single Airfox User, solely lending to a group of Airfox Users, and group lending to a group of Airfox Users);

21.

notification systems for Airfox Users (including, but not limited to, mobile push, SMS, email, direct-mail, facebook, and twitter);

22.

any form of software used to facilitate support for Airfox Users on any platform, via text or voice (including, but not limited to, artificial intelligence support bots, automated responses based on keywords, and smart suggestions);

23.

support services (including, but not limited to, admin dashboards, help centers, article collections, and FAQs);

24.

Airfox User engagement features (including, but not limited to, introductory pages, in- app hints, and guided tours);

25.

account features (including, but not limited to, profile pages, level improvement pages, QR code page, account settings page);

26.

social features (including, but not limited to, trusted connections between Airfox Users or non-Airfox Users, friend requests, savings groups, borrowing groups, and lending groups);

27.

savings instruments (including, but not limited to, interest in any wallet balance in the form of currency or non-currency, retirement accounts, brokerage accounts, and certificates of deposit);

28.

debit or credit cards associated with any of the wallets;

29.

Member benefits for Airfox Users (including, but not limited to, health insurance, life insurance, home insurance, car insurance, liability insurance, promotional passes to events, partner promotions, and discounts with partner merchants and services);

30.

e-commerce marketplace, which includes the ability to shop in partner e-commerce sites via our application;

31.

features that provides Airfox Users with, partially or fully, free data while using our system;

32.

analytical systems (including, but not limited to, analytics pipelines, business metric dashboards, automated reports and similar data systems);

33.

Machine Learning and Artificial Intelligence (Machine learning and deep learning algorithms, and any credit scoring algorithms);

34.

devOps activities or infrastructure layouts that facilitate any of the functionality included in this section (including, but not limited to, AWS servers, infrastructure layouts, API design, API gateways, and API modules);

35.

integrations and APIs with third-party or internal services that facilitate any of the functionality included in this section; and

36.

blockchain decentralized applications (“dApps”) for the AirToken or any other cryptocurrency.

Schedule 6.1 (VV Operational Launch Services)

1.

Client is responsible for:

(i)

promoting the Airfox Mobile Wallet in Via Varejo stores and online;

(ii)

making marketing materials provided by Airfox available in Via Varejo stores;

(iii)

promoting the digital CDCI via the Airfox Mobile Wallet as the primary means of CDCI installment payments to Client customers; and

(iv)

providing incentives to Client employees to promote the digital CDCI and the Airfox Mobile Wallet.

2.

Client shall use commercially reasonable efforts to improve rates or reduce costs charged by vendors with respect to the following services:

(i)

Deposits

(a)

By cash

(b)

By boleto

(c)

By bank transfer

(ii)

Withdrawals

(a)

Into cash

(b)

Into bank account

(iii)

SMS notifications

(iv)

Email notifications

(v)

In-app notifications

(vi)

Mobile recharge

(vii)

Mobile analytics

(viii)

Bill payment

(ix)

Cash withdrawal

(x)

Transportation (e.g., transit card recharge, bus tickets, Uber)

(xi)

Gift cards & pre-paid services (Netflix, Google Play Credits, Amazon etc)

(xii)

ID verification

(xiii)

Risk scoring

3.

Reporting

(i)

Client shall deliver to Client reports on a bi-weekly basis or as mutually agreed in writing by the Parties, which shall contain a description of the current status of Client’s implementation of the VV Operational Launch Services and the Marketing and Unit Economics Strategy Plan.

Schedule 7.3 (Service Charges)

Client shall pay Airfox the following fees on a monthly basis no later than thirty (30) days after the end of each month during the Term:

1.

R0.95 per CDCI installment payment made by Users; and

2.

R0.45 deposit service fee for every deposit made related to those CDCI installment payments

The Parties shall also conduct experimental tests to evaluate Airfox's capability to reduce delinquency on CDCI installment payments in order to justify paying an additional 25% bonus applied to the sum of the R0.95 and the R0.45 amount per CDCI installment payments made within five (5) days of the installments' respective due date.

Schedule 9.2 (Client IT Team)

1.

The Client IT Team shall have sufficient personnel so as not to impair Airfox’s ability to meet the Phase Deadlines (and in any event shall not include less than two (2) full- time personnel).

2.

Client shall submit the name and title of the manager of the Client IT Team to Airfox after the Effective Date.

3.

The Client IT Team shall meet with Airfox on a weekly basis, which may be done by telephone conference or video conference.

4.

The Client IT Team must respond to any inquiries from Airfox within two (2) Business Days and must complete or approve any required tasks within fourteen (14) days.

5.

Airfox shall not be responsible for any delay(s) caused by the Client IT Team (provided that Airfox must reasonably demonstrate that any such delay was caused by the Client IT Team), and in the event of any such delay(s) caused by the Client IT Team, the applicable Phase Deadline shall be extended on the same basis as the applicable delay.

Schedule 18.1(ii) (Client Code of Conduct)

Attached.

EXHIBIT A

Convertible Note Purchase and Call Option Agreement

Attached.

EXHIBIT B

Form of Convertible Note

Attached.

EXHIBIT C

Airfox Service Level Agreement

Attached.

EXHIBIT D

Client Service Level Agreement

Attached.